EXHIBIT 10.1

AMENDMENT NO. 1

TO EMPLOYMENT AGREEMENT

This Amendment No. 1 (this "Amendment") to the Employment Agreement (the "Agreement") dated June 29, 2015, by and between Loop Industries, Inc., a Nevada corporation ("Employer"), and Daniel Solomita ("Executive"), is entered into February 15, 2016. Employer and Executive may be collectively referred to herein as the "Parties".

WHEREAS, the Parties have entered into the Agreement and wish to further amend the Agreement, as set forth herein.

NOW THEREFORE, in consideration of covenants and agreements contained hereinand such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties hereto, the Parties agree as follows:

1. Definitions. All defined terms used herein shall have the meaning assigned to them in the Agreement unless otherwise defined herein, and all of the terms of the Agreement shall continue to apply unless as amended hereby.

2. Amendment and to the Agreement. Notwithstanding Section 2 of the Agreement, the Agreement is amended, so that Employer shall, immediately upon creation of the Series A Preferred Stock of the Employer, issue Executive one share of Employer's Series A Preferred Stock for consideration of Executive agreeing not to terminate his employment with Employer for a period of five (5) years from the date of this Amendment.

3. Continuing Effect of the Agreement. Except as specifically set forth herein, the Agreement shall remain in full force and effect and shall not be waived, modified, superseded or otherwise affected by this Amendment. This Amendment is not to be construed as a release, waiver or modification of any of the terms, representations, warranties, covenants, rights or remedies set forth in the Agreement, except as specifically set forth herein.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of Nevada.

5. Entire Agreement. The Agreement and this Amendment, and the exhibits and schedules delivered pursuant to the Agreement contain all of the terms and conditions agreed upon by the Parties relating to the subject matter of the Agreement and supersede all prior agreements, negotiations, correspondence, undertakings, and communications of the Parties, whether oral or written, respecting that subject matter.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

Employer:

LOOP INDUSTRIES, INC., a Nevada corporation			EXECUTIVE

By:	/s/ Daniel Solomita	By:	/s/ Daniel Solomita
	Daniel Solomita		Daniel Solomita
President and Chief Executive Officer